Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report on Form 10-K of our report dated March 28, 2007, relating to the financial statements of Information Services Group, Inc.

/s/ ROTHSTEIN KASS & COMPANY, P.C.

Roseland, New Jersey
March 30, 2007